SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        November 17, 2014
                         Date of Report
               (Date of Earliest Event Reported)

              SEA VALLEY ACQUISITION CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

Delaware                    000-55229                     47-1375986
(State or other
jurisdiction          (Commission File Number)          (IRS Employer
of incorporation)                                     Identification No.)

                     6656 Edgemont Boulevard
                 Brooklyn Park, Minnesota 55428
           (Address of principal executive offices) (zip code)

                          (952) 454-3483
            (Registrant's telephone number, including area code

                       215 Apolena Avenue
                Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On November 18, 2014 Sea Valley Acquisition Corporation (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to
Section 4(2) of the Securities Act of 1933 at par representing 88% of the total outstanding 3,400,000 shares of common stock as follows:

          Macharia Waruingi, MD, DHA         428,571 shares
          Isaac Amos                         428,571 shares
          Otobong Amos                       428,571 shares
          Ekemini Amos                       428,571 shares
          Aniefiok Amos                      428,571 shares
          Mfon Amos                          428,571 shares
          Indogesit Udog                     428,571 shares

     With the issuance of the 3,000,000 shares of stock and the redemption of 19,600,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On November 17, 2014 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,600,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to develop the Thompson & Grace Medical City in Akwa Ibom, Nigeria. The city's master plan is an integrated development that will have multiple land uses including a medical university park, research institutions, real estate and hospitality including an academic medical district and commercial, residential, industrial and hospitality districts. The Registrant anticipates that the entire medical city to be a world-class health system bringing world class standard health services to Sub-Saharan Africa. The mission is to create the possibility for innovative medical and health care research in Africa and to deliver medical education and provide affordable medical and health services.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On November 17, 2014, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On November 17, 2014, James McKillop resigned as the Registrant's vice president and director.

    On November 17, 2014, Macharia Waruingi, MD, DHA was named the director of the Registrant.

    On November 17, 2014, Macharia Waruingi, MD, DHA was appointed to the offices of the Registrant as listed below:

         Macharia Waruingi, MD, DHA     Chief Executive Officer, Secretary
                                        and Treasurer

  Macharia Waruingi, MD, DHA, is a doctor of medicine and health administration specializing in the interdisciplinary design, development and implementation of human centered health systems. He is a subject matter expert on the globalization of healthcare. From September 2013 to the present, Dr. Waruingi has served as a Professional Fellow at the Texas A&M University Center for Health Systems & Design, and an advisor to Public Health Group of the International Union of Architects. From 2008 to the present, Dr. Waruingi has also served as a Practitioner Faculty on the School of Advanced Studies at the University of Phoenix and, among other areas, is a recognized professor for studies on complex health care systems, managing health care organizations, health care economics and healthcare marketing, and evaluation of health care programs. Since 2011, Dr. Waruingi has been the Editor-in-Chief of the Journal of Global Health Care Systems and since 2007 has been a reviewer of medical scientific content for African Journal of Food, Agriculture, Nutrition and Development. In addition to his doctoral dissertation (2008), Dr. Waruingi has published several books including Emergencing: Discovering the tacit dimension of global health (2010), Dissertation Mentoring Handbook Book I-Strategies for quantitative research and Dissertation Mentoring Handbook Book 2- Strategies for qualitative research (2010).

    Dr. Waruingi graduated with a medical degree from the University of Nairobi School of Clinical Sciences, and completed his postgraduate studies at the University of Limoges University Teaching Hospital in France. His medical training involved working in various capacities in healthcare and medicine at the Institute of Tropical Neurology and Neurological Epidemiology at University of Limoges, and Massachusetts General Hospital, Boston, Massachusetts, USA. Dr. Waruingi works closely with executives of complex global organizations through the Society for Organizational Learning and Sustainable Enterprise programs around the world.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              SEA VALLEY ACQUISITION CORPORATION


Date: November 18, 2014      Macharia Waruingi, MD, DHA
                             Chief Executive Officer